2.03

ESCROW AGREEMENT

THIS AGREEMENT dated as of the 22nd day of February, 1996,

BY AND AMONG

II-VI LIGHTNING OPTICAL INCORPORATED, a Pennsylvania corporation,
("II-VI Lightning"),

AND

PAUL J. JOHNSON, JR., J. CHRISTOPHER OLES, WAYNE R. IGNATUK and
FREDERICK A. BAUMLE, individuals and shareholders of the Lightning Optical Corporation (collectively as the "Shareholders"),

AND

PNC BANK, NATIONAL ASSOCIATION, (the "Escrow Agent").
WHEREAS, II-VI Lightning and the Shareholders have entered into a Merger Agreement and Plan of Reorganization dated February __, 1996 (the
"Merger Agreement") relating to the acquisition by II-VI Lightning of all of the issued and outstanding common stock of Lightning Optical Corporation ("Lightning Optical");

WHEREAS, Subsection 3.2(c) of the Merger Agreement provides for the establishment of an escrow account ("Escrow Account") to be used to reimburse II-VI Lightning for any adjustment in the Merger Consideration, uncollected customer receivables, excess warranty returns or any breaches of the representations and warranties contained in the Merger Agreement; and

WHEREAS, II-VI Lightning and the Shareholders desire to appoint Escrow Agent as escrow agent for the Escrow Account and the Escrow Agent is willing to serve as the escrow agent in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in accordance with the mutual covenants hereinafter contained, the parties hereto, intending to be legally bound hereby, agree as follows:

DESIGNATION OF ESCROW AGENT. II-VI Lightning and the Shareholders hereby designate and appoint the Escrow Agent as escrow agent in accordance with the provisions of this Agreement and the Escrow Agent hereby accepts its appointment as escrow agent, and agrees to serve in such capacity in accordance with the provisions of this Agreement.

ESTABLISHMENT OF ESCROW ACCOUNT. The shareholders have deposited into the Escrow Account with the Escrow Agent the sum of Three Hundred Two Thousand Seven Hundred Fifty Dollars ($302,750) in immediately available funds. Escrow Agent hereby acknowledges receipt of such funds and agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Account only in accordance with the terms and conditions of this Escrow Agreement.

INVESTMENT OF FUNDS. The Escrow Agent shall invest the funds in the Escrow Account, at the joint written direction of II-VI Lightning and the Shareholders in accordance with the Investment Authorization and Direction form attached hereto and made a part hereof as Exhibit "A". Any earnings generated by the Escrow Account will be determined to be part of the Escrow Account.

CLAIMS AGAINST THE ESCROW ACCOUNT. In accordance with the terms and conditions of the Merger Agreement and this Agreement, II-VI Lightning shall be entitled to a distribution in conformity with the terms hereof from the Escrow Account for any amount due to them:

by reason of a decrease in the Merger Consideration in accordance with Subsection 3.3(a) of the Merger Agreement;

as reimbursement for uncollected Accounts Receivable and excess Warranty Returns in accordance with Subsections 11.1 and 11.2 of the Merger Agreement;

for any breach of the Representations and Warranties of Shareholders under and subject to the provisions of Section 10 of the Merger
Agreement; and

as compensation for any Loss or Losses (as defined in Subsection 10.2(b) of the Merger Agreement) suffered by II-VI Lightning, its officers, directors, employees or agents for which they are entitled to indemnification in accordance with Subsection 10.2 of the Merger
Agreement.

CLAIMS AGAINST ESCROW ACCOUNT AND OBJECTIONS.
In the event that II-VI Lightning believes that it is entitled to a distribution from the Escrow Account, then II-VI Lightning shall deliver to the Escrow Agent, with a copy to each of the other parties hereto, by Federal Express or facsimile, a written notice setting forth a demand for payment of all or a specified dollar amount of the Escrow Account and the basis for the demand ("Demand Notice").

Upon receipt of a Demand Notice, the Escrow Agent shall immediately notify each other party in writing that it has received such notice, attaching a copy thereof and specifying the date on which payment from the Escrow Account will be made to II-VI Lightning ("Payment Date") which Payment Date shall be the fifteenth (15th) business day after the Escrow Agent's receipt of the Demand Notice.

If any party other than the Escrow Agent objects to a demand for payment, such party shall, prior to the Payment Date, deliver to the Escrow Agent, with a copy to each of the other parties hereto, a demand that the Escrow Agent not make the payment as requested in the Demand Notice and the basis for the objection ("Objection Notice").

Unless the Escrow Agent receives an Objection Notice prior to the Payment Date, it shall pay all or a portion of the Escrow Account to II-VI Lightning as set forth in the Demand Notice on the Payment Date. If the Escrow Agent receives an Objection Notice prior to the Payment Date, the Escrow Agent shall not make a payment from the Escrow Account until it receives (i) joint written instructions to make payment from the Escrow Account from II-VI Lightning and the Shareholders or (ii) a copy of a final order of an arbitration panel adjudicating II-VI Lightning's or the other parties' rights to receive payment from the Escrow Account, and upon its receipt of such written instructions or final order, the Escrow Agent shall make payment from the Escrow Account as set forth therein.

ARBITRATION. All disputes arising under this Agreement or with respect to its interpretation or enforcement not otherwise resolved by the parties hereto shall be submitted to and decided by arbitration in the City of Tampa, Florida, for determination by the American Arbitration Association in accordance with its then existing rules pertaining thereto using one arbitrator. Filing fees and other costs assessed by the American Arbitration Association shall initially be shared between and paid equally, one-half by II-VI Lightning and one-half by the Shareholders, in proportion to their share ownership of Lightning Optical as set forth on Exhibit "B" of the Merger Agreement, provided that the non-prevailing party in such arbitration, within thirty (30) days following a final determination of such arbitration, shall reimburse the prevailing party for any such fees and costs previously advanced by the prevailing party to the extent so awarded by the arbitrator. The decision of the arbitration shall be final and binding upon all parties and judgment upon the award may be entered in any Court having jurisdiction thereof.
PAYMENT AND TERMINATION OF ESCROW ACCOUNT.
Except as set forth in Subsection 8(b) hereof, and unless such funds are not available in the Escrow Account because of distribution pursuant to Demand Notices the Escrow Account shall be distributed to the Shareholders in proportion to their share ownership of Lightning Optical as set forth on Exhibit "B" of the Merger Agreement attached hereto as Exhibit "B" as follows:
Three (3) months after the date of this Agreement, twenty-five (25%) of the funds originally deposited into the Escrow Account shall be distributed to the Shareholders;
Six (6) months after the date of this Agreement, twenty-five (25 %) of the funds originally deposited into the Escrow Account shall be distributed to the Shareholders;
Nine (9) months after the date of this Agreement, twenty-five (25%) of the funds originally deposited into the Escrow Account shall be distributed to the Shareholders; and
Twelve (12) months after the date of this Agreement, the balance of the Escrow Account plus any accrued interest reduced by any fees and costs assessed by the Escrow Agent against the Escrow Account in accordance with this Agreement shall be distributed to the Shareholders.
If any claims to a distribution from the Escrow Account, as evidenced by a Demand Notice(s), are pending at the time a scheduled distribution from the Escrow Account is to be made in accordance with Subsection 8(a) above, an amount equal to the aggregate dollar amount of such claims shall be retained by the Escrow Agent in the Escrow Account until it receives (i) joint written instructions to make payment from the Escrow Account from II-VI Lightning and the Shareholders or (ii) a copy of a final order of an arbitration panel adjudicating II-VI Lightning's right to receive payment from the Escrow Account.
Upon the distribution of the full amount of the Escrow Account, this Agreement shall terminate and the Escrow Agent shall be discharged of any further liability.
EXCULPATION OF ESCROW AGENT. The Escrow Agent shall have no duties or responsibilities except for those set forth herein (and required by applicable law), which the parties agree are ministerial in nature. If in doubt as to its duties and responsibilities hereunder, the Escrow Agent may consult with counsel of its choice and shall be protected in any action taken or omitted in connection with the advice or opinion of such counsel. Except for the Escrow Agent's own willful misconduct or gross negligence: (a) the Escrow Agent shall have no liability of any kind whatsoever for the performance of any duties imposed upon the Escrow Agent under this Agreement or for any action or failure to act by the Escrow Agent hereunder; (b) the Escrow Agent shall not be responsible for the acts or omissions of any other parties hereto; (c) the Escrow Agent shall not be liable to anyone for damages, losses or expenses arising out of this Agreement; (d) provided that the funds are invested as directed, the Escrow Agent shall have no responsibility for the rate or amount of interest, if any, earned on the Escrow Account or for the preservation of the principal of the Escrow Account; and (e) the Escrow Agent may rely and/or act upon any instrument or document believed by the Escrow Agent in good faith to be genuine and to be executed and delivered by the proper person or party, and may assume in good faith the authenticity, validity and effectiveness thereof and shall not be obligated to make any investigation or determination as to the truth and accuracy of any information contained therein. In the event of any dispute between II-VI Lightning and the Shareholders, II-VI Lightning and the Shareholders shall pay, on demand, the reasonable attorneys' fees and other reasonable costs and expenses incurred by the Escrow Agent in respect thereof; II-VI Lightning and the Shareholders shall be jointly and severally liable for such fees, costs and expenses but, as between themselves, such fees, costs and expenses shall be paid by the party losing such dispute.
INDEMNIFICATION. In consideration of its acceptance of the appointment as the Escrow Agent, the other parties hereto, jointly and severally, agree to indemnify and hold the Escrow Agent harmless as to any liability incurred by it to any person, firm or corporation by reason of its having accepted the same or in carrying out any of the terms hereof, and to reimburse the Escrow Agent for all its reasonable expenses, including, among other things, counsel fees and court costs, incurred by reason of its position hereunder or actions taken pursuant hereto or actions taken hereto. This indemnity shall survive the termination of this Agreement and the resignation or removal of the Escrow Agreement. NO ADDITIONAL DUTIES. The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of a claim for payment, or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement, unless received by it in writing.
MODIFICATION. No modification of this Agreement shall be valid unless the same is in writing and is signed by II-VI Lightning, the Shareholders and the Escrow Agent.
RESIGNATION OF ESCROW AGENT. The Escrow Agent, and any successor Escrow Agent, may resign at any time as Escrow Agent hereunder by giving at least fifteen (15) business days written notice to the Shareholders and II-VI Lightning. Upon such resignation and the appointment of a successor Escrow Agent, the resigning Escrow Agent shall be absolved from any and all liability in connection with the exercise of its powers and duties as Escrow Agent hereunder. Upon their receipt of notice of resignation from the Escrow Agent, II-VI Lightning and the Shareholders shall use their best efforts jointly to designate a successor Escrow Agent. In the event II-VI Lightning and the Shareholders do not agree upon a successor Escrow Agent within fifteen (15) business days after the receipt by II-VI Lightning and the Shareholders of such notice, the Escrow Agent so resigning may petition any court of competent jurisdiction for the appointment of a successors Escrow Agent or other appropriate relief and any such resulting appointment shall be binding upon all parties hereto. By mutual agreement, II-VI Lightning and the Shareholders shall have the right at any time upon not less than seven
(7) days written notice to terminate their appointment of the Escrow Agent, or successor Escrow Agent, as Escrow Agent. The Escrow Agent, or successors Escrow Agent shall continue to act as Escrow Agent until a successor is appointed and qualified to act as Escrow Agent. INCONSISTENT CLAIMS. In the event that the Escrow Agent should at any time be confronted with inconsistent claims or demands by the parties hereto, the Escrow Agent shall have the right to commence an arbitration proceeding in the Tampa, Florida office of the American Arbitration Association and request a determination of the respective rights of the parties under this Agreement.
FEES OF THE ESCROW AGENT. The Escrow Agent shall be entitled to compensation in accordance with the schedule set forth in Exhibit "B" hereto, and it shall have a first lien upon any funds held by it for payment of such compensation and reimbursement of any expenses. As between the parties, the cost of such compensation and expenses shall be paid one-half (1/2) by the Shareholders and one-half (1/2) by II-VI Lightning.
MISCELLANEOUS. The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys. The Escrow Agent shall not be liable for the performance of such agents or attorneys selected by it with due care. Nothing in this Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as fiduciary or otherwise in any jurisdiction. The Escrow Agent shall not be responsible for and shall not be under a duty to examine or pass upon he validity, binding effect, execution or sufficiency of this Agreement or of any agreement amendatory or supplemental hereto. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
NOTICES. Any notices to be given hereunder shall be sufficiently given if in writing and delivered personally, sent by U.S. mail, return receipt requested, or by an overnight courier service which obtains a signature upon delivery to the following addresses or to such other address as the parties may from time to time designate in writing delivered in accordance with this Section:
If to II-VI or II-VI Lightning at:
II-VI Incorporated
375 Saxonburg Boulevard
Saxonburg, Pennsylvania 16056
Attention: Francis J. Kramer, President
With a copy to:
Robert D. German, Esquire
Sherrard, German and Kelly, P.C.
One Oliver Plaza, 35th Floor
Pittsburgh, Pennsylvania 15222
If to Lightning or the Shareholders:
Mr. Paul J. Johnson, Jr.
Mr. John Christopher Oles
Mr. Wayne R. Ignatuk
Mr. Frederick A. Baumle
c\o Lightning Optical Corporation
431 E. Spruce Street
Tarpon Springs, Florida  34689
With a copy to:
Michael T. Cronin, Esquire
Johnson, Blakely, Pope,
  Bokor, Ruppel & Burns, P.A.
911 Chestnut Street
P. O. Box 1368
Clearwater, Florida  34617-1368
If to the Escrow Agent:
PNC Bank, National Association
Corporate Trust Department
One Oliver Plaza
27th Floor
Pittsburgh, PA 15265
Attention:  Mark Baker
Any notice to be given hereunder shall be deemed received (a) on the date delivered, if delivered personally, (b) on the date received (as evidenced by the signature obtained upon delivery) if sent by U.S. Mail Return Receipt Requested or overnight courier service. This provision shall not affect the effectiveness of actual notice given by an other means.
BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.
APPLICABLE LAW. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.
USE OF CAPITALIZED TERMS. The undefined capitalized terms used in this Escrow Agreement shall have the same meanings given to them in the Merger Agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement as of the date first written above.
ATTEST:                 II-VI LIGHTNING OPTICAL INCORPORATED

/s/James Martinelli            By:  /s/ Francis J. Kramer
---------------------------       ---------------------------
JAMES MARTINELLI, SECRETARY             FRANCIS J. KRAMER,
                                        VICE PRESIDENT
(Corporate Seal)
WITNESS:                            SHAREHOLDERS

                                    /s/ Paul J. Johnson, Jr.
---------------------------         ---------------------------
                                    PAUL J. JOHHSON, JR.

                                    /s/ J. Christopher Oles
---------------------------         ---------------------------
                                    J. CHRISTOPHER OLES

                                    /s/ Wayne R. Ignatuk
---------------------------         ---------------------------
                                    WAYNE R. IGNATUK

                                    /s/ Frederick A. Baumle
---------------------------         ---------------------------
                                    FREDERICK A. BAUMLE

                            PNC BANK, N.A.
                            By:  /s/ Mark Baker
                               -----------------
                               MARK BAKER
                               Title:



INVESTMENT AUTHORIZATION AND DIRECTION/
DISCLOSURE STATEMENT OF CHARGES

To:    PNC Bank, National Association
Investment Management and Trust Division
Corporate and Municipal Bond Trust Department
Pittsburgh, Pennsylvania  15265


Gentlemen:
PNC Bank, National Association, acting in its capacity (or capacities) as indicated on the attached Schedule A, with respect to the account(s) denoted thereon, is hereby expressly authorized and directed to invest, from time to time, the cash in said account(s) in: (i) the shares of the registered money market mutual fund or in the repurchase agreement, if any, marked on the attached Schedule A, as the same may be amended from time to time; or (ii) if, and only if, Schedule A is not so marked, the shares of one or more registered money market mutual funds selected by it in its sole discretion from those listed on the attached Schedule A, provided that such type of investment is authorized under the account's governing instrument. The undersigned acknowledges that PNC Bank, National Association or its affiliate(s) may provide investment advisory, custodial, transfer agency, service organization or other services to a money market mutual fund listed on the attached Schedule A and may be separately and additionally compensated for such services. This authorization and direction shall extend to the automatic investment and reinvestment of any interest or income earned by such investments in the authorized investment, and to the retention of such investment for so long as may be necessary.
Further, in addition to any other charges or compensation to which it may be entitled with respect to the above-referenced account(s), it is hereby expressly acknowledged and agreed that PNC Bank, National Association shall be entitled to make such charges or to receive such compensation as set forth on the attached Schedule B, as the same may be amended from time to time.
The authorization and direction contained herein shall remain in effect until amended or revoked by written notice to PNC Bank, National Association, signed by a duly authorized representative of the undersigned entity.
                                           Very truly yours,

                          , 19
-------------------        -------         ---------------------------

                                           By:
                                           Its:



                                   EXHIBIT "A"


                                        Date:
                                             -----------------------

                                   SCHEDULE A

                                Investment Direction

Accounts(s):      (A)                    (D)
                     -------------------    ------------------------
                  (B)                    (E)
                     -------------------    ------------------------
                  (C)                    (F)
                     -------------------    ------------------------

(List account(s) or indicate All)
Capacity(s):
Money Market Mutual Funds Available                             Rating
     (96) Provident Institutional Funds - T-Fund Dollar         AAAm Aaa
     (75) Provident Institutional Funds - Federal Trust Fund     AAAm
     (09) PNC Fund - Government Money Market Service Class       AAAm
     (55) Provident Institutional Funds - Treasury Trust Dollar  AAAm-g
     Other
            -------------------------------------

Repurchase Agreement Available

     (89) Goldman Sachs Repurchase Agreement for
          Wireable U.S. Treasury Obligations

Where multiple related accounts are involved, insert the appropriate letter by which the account is identified at the top of this schedule next to the authorized investment for that account.

                               FEES AND CHARGES

An initial one time charge of Five Hundred Dollars ($500.00) and annual One Thousand Dollar ($1,000) charge.

                                  EXHIBIT "B"